Investor Presentation

Acquisition. LCA-Vision.
February 14, 2014

PhotoMedex | RADIANCY™

Safe Harbor Statement

This presentation includes "forward-looking statements," particularly those describing PhotoMedex' and LCA-Vision's strategies, operating expense reductions and business plans, within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, including PhotoMedex's ability to consummate the announced acquisition of LCA-Vision, unexpected costs or unexpected liabilities that may arise from the announced acquisition, and PhotoMedex's failure to realize the anticipated benefits of the announced acquisition, and the general risks associated with the businesses of PhotoMedex and LCA-Vision described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. PhotoMedex and LCA-Vision caution readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to PhotoMedex and LCA-Vision and are qualified in their entirety by this cautionary statement. Each of PhotoMedex and LCA-Vision anticipates that subsequent events and developments will cause its views to change. The information contained in this presentation speaks as of the date hereof and neither PhotoMedex nor LCA-Vision has or undertakes any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Transaction Overview

PhotoMedex

NasdaqGS & TASE: PHMD

Leading global skin health provider for both the consumer and professional

LCA VISION

NasdaqGS: LCAV

Leading national provider of fixed-site laser vision correction services at the company's Lasik*Plus*® vision centers

- Acquisition provides a platform to launch direct XTRAC® Psoriasis and Vitiligo Centers of Excellence and Neova® Clinical Dispensing Outlets
- Opportunity to leverage the Lasik*Plus* infrastructure and customer-centric staff, which are the best in the industry
- Expands recurring, reimbursed revenue from XTRAC and Neova to underutilized Lasik*Plus* infrastructure
- Lasik*Plus* centers and staff, who deal one-on-one with patients, are ideally suited for expanding procedures beyond LASIK to include XTRAC laser treatments, as well as additional clinical brands

Transaction Summary

PURCHASE PRICE

- $5.37 / Share; 34.3% premium to closing price of $4.00 on Feb. 12, 2014
- $106.4M in cash based on 19.822M shares

FINANCIAL IMPACT

- Accretive to cash EPS in 2014, excluding transaction-related items
- Expect $5.0 million in cost savings and efficiencies to be fully achieved entering FY 2015

FINANCING

- Existing cash
- Fully committed senior debt financing
- Conservative leverage at close

ADDITIONAL INFO

- Dr. Dolev Rafaeli, PHMD CEO and Dennis McGrath, PHMD President & CFO, will continue to serve in their respective roles
- Michael Celebrezze will serve as President & CEO of the LCA-Vision subsidiary
- LCAV will operate as a wholly owned subsidiary of PHMD and will be governed by a six-person Board of Directors created by PHMD
- Unanimously approved by both Boards of Directors
- Hart-Scott-Rodino approval in process
- 30-day "Go Shop" period
- Expect to close in 2Q14

Transaction Summary (cont'd)

Debt Financing

The Company intends to fund the purchase with a combination of cash and debt

Sources		Uses	
Cash	$31.4M	Purchase Price	$106.4M
New Term Facility	$75.0M		
Total	$106.4M	Total	$106.4M

- At 9/30/13 PHMD reported cash of $49.0M and LCAV reported cash of $29.1M
- One time transaction costs are expected to total approximately $7 million
- $85.0M of new senior secured credit facilities
  - $10.0M revolving credit facility to support working capital
  - $75.0M, 4-year term loan
    - Initial amortization of $15.0M (20.0%) year 1, $18.8M (25.0%) year 2
  - Initial rate - LIBOR plus 250-325bps, based on total leverage
  - J.P. Morgan Securities LLC will act as the sole and exclusive Lead Arranger and Bookrunner

LCA-Vision Overview

- Leading provider of laser vision correction services via direct-to-consumer marketing under the Lasik*Plus* brand

- Operates 62 Lasik*Plus* vision centers in the United States:
  - 52 full-service LasikPlus fixed-site laser vision correction centers, of which five are licensed centers
  - 10 pre- and post-operative Lasik*Plus* satellite centers

- Since U.S. FDA approval, more than 1.3 million laser vision correction procedures have been performed at the company's vision centers, resulting in 9% national market share of such treatments

- Leading edge technology – multiple state-of-the-art lasers and diagnostic technology in all centers

- The Lasik*Plus* center model contains a high level of fixed costs that produce significant earnings leverage
  - LCAV has significantly lowered break-even procedures which could benefit from increased consumer demand

XTRAC LIVE CLEAR. LIVE FREE.

Centers of Excellence

- Leverage LCAV's footprint by adding XTRAC Centers of Excellence to the current platform
  - Most LCAV full service centers have physical capacity to add XTRAC treatment modality
  - Provides significant leverage on center level economics
  - Revenue impact highly profitable and recurring
  - No impact on existing partnered XTRAC installations
  - Neova dispensing further leverages infrastructure

- Impact of Centers of Excellence
  - Provides opportunity to establish Centers of Excellence in key markets using fully paid infrastructure and established high customer service standards and culture
  - Demonstration of best practice
    - Establish optimal treatment time and nurtured recurring visits
    - Optimize customer services leveraging Lasik*Plus*' groundbreaking achievements
  - Capitalize on the combined advertising spend, consumer reach and LCAV's call center
  - Currently 47 LCA-Vision owned full service centers will likely add the XTRAC treatment

National Clinic Footprint and Economies of Scale

Combined footprint adds to growth opportunities and is highly synergistic:

- Overlay of XTRAC and Neova businesses which enhance PHMD's Physician recurring channel
- Service which offers expansion and leverages infrastructure and fixed overhead


United States

XTRAC Customers   LCAV Centers

✓ Expand into top U.S. markets with combined Lasik*Plus* /XTRAC /Neova centers

✓ Post Acquisition – 47 full-service company owned centers, over 500 partnered installations providing XTRAC treatments, 10 company owned satellite centers, and over 2,400 Neova dispensing offices

✓ Market density will leverage ad spend

Cost Savings and Efficiencies

- Overall target of $5.0M in cost savings and efficiencies to be achieved on a run-rate basis entering FY 2015

- LCAV current markets provide opportunities to place additional XTRAC services, effectively lowering center breakeven

- Direct-to-consumer expertise to benefit XTRAC, Neova and Lasik*Plus* brand awareness - $3.5M in savings
    - Combined $93.6M in advertising spend for LTM provides leverage for efficiency
    - Opportunities to focus and apply targeted PHMD strategies to LCAV to benefit yield and targeting media & advertising savings

- Costs savings relate primarily to elimination of LCAV public company expenses and some efficiencies - $1.5M in savings

Combined Operations

- Overall, $300+ million revenue enterprise with significant growth opportunity and operating leverage
    - To be accretive to PhotoMedex's cash EPS in 2014, excluding items
    - Remain well capitalized with ample cash flow to service debt and fund working capital
    - Potential XTRAC revenues lower threshold burden of opening new Lasik*Plus* centers in targeted growth areas.
    - Incremental XTRAC and Neova services expected to garner 30% operating margin due to expansion of center utilization

	12 Mo. Ended September 30, 2013		
($M)	**PHMD**	**LCAV**	**Combined**
Revenue	**$216.0**	**$91.8**	**$307.7**
Gross Profit	**$171.9**	**$71.7**	**$243.5**
Margin	*79.6%*	*78.1%*	*79.1%*
Net Income	**$21.1**	**($5.5)**	**$15.6**
Margin	*9.8%*	*NMF*	*5.1%*
Net Income Adjustments:			
D&A	5.9	2.5	8.5
Interest	0.0	0.1	0.1
Income Taxes	3.9	(0.3)	3.6
SBC	5.2	1.5	6.7
Restructuring costs	0.0	1.3	1.3
Adjusted Net Income	**$36.1**	**($0.4)**	**$35.7**
Margin	*16.7%*	*NMF*	*14.7%*
Total Cash	$49.0	$29.1	
Total Debt	0.2	2.0	

LASIK Operating Leverage

- Significant effort to lower Lasik*Plus* center breakeven
- Increased procedures will drive meaningful returns
- Lasik*Plus* to continue to grow cataract + the referral network for vision-related procedures
- Neova and XTRAC will provide significant additional leverage on center economics

	Dollars in $000's					
# of Vision Centers		58		58		70
Procedures/Center/Month		80		145		145
Procedures		56,000		101,000		122,000
Adjusted Revenue	$	96,320	$	173,720	$	209,840
Medical & Professional Fees		21,380		38,570		46,580
Gross Margin	$	74,940	$	135,150	$	163,260
Gross Margin %		78%		78%		78%
Marketing		21,392		38,885		46,970
Center Direct		40,130		52,000		60,000
General & Administrative		12,000		14,000		15,300
Depreciation		1,500		1,500		3,420
EBITDA	$	1,418	$	30,915	$	39,720
Adjusted Operating Income	$	(82)	$	28,765	$	37,570
GAAP Net Income	$	-	$	28,847	$	37,652

Notes: For Illustrative purposes only, not intended to provide guidance

Strategic Summary

PHMD Acquires LCAV



XTRAC

NEOVA

LasikPlus

STRATEGIC D-T-C PLATFORM ADVANTAGE

- Advertising Customer Base Acquisition
- Customer Intimacy
- Cross Marketing Opportunities
- Long-term Loyalty
- New Product Pipelines

MANAGERIAL + OPERATIONAL EXCELLENCE

- Increased Margins
- Control of Brand + Messaging
- Leverages Experienced Sales and Marketing Teams
- Controlled Pricing

DIRECT OUTCOME DELIVERABLES

- Consistent Environments for Presentation of All Brands
- Controlled Customer-centric Management for Outstanding Customer Experience
- Optimized Economies of Scale at Clinic Level

STAKEHOLDER BENEFIT

- Current PHMD Physician Channel Grows Through Company Owned Clinics
- Current PHMD Sales Channel Grows Through Expanded Customer Base
- Current LCAV Staff Increases Offerings and Clinic Growth Potential

Combined PhotoMedex

CONSUMER	PHYSICIAN + RECURRING	PROFESSIONAL	LCA VISION
no!no! HAIR, no!no! SKIN, no!no! SMOOTH, NEOVA, OMNILUX, kyrobak	NEOVA, XTRAC	RADIANCY, lumière, OMNILUX	LasikPlus (Imagine your life in focus), XTRAC, NEOVA

Consumer

The Company's largest business unit, brings professional technologies into the at-home market with no!no! products

- LTM Revenue: $180.8M
- LTM Gross Margin: 85.6%

Physician + Recurring

Business unit of XTRAC, a non-invasive, FDA-cleared solution for psoriasis and vitiligo and NEOVA, clinical skincare with DNA repair enzymes + copper peptide complex, to prevent premature skin aging

- LTM Revenue: $26.5M
- LTM Gross Margin: 52.3%

Professional

Capital equipment, such as the XTRAC lasers, LHE brand products and the Omnilux and Lumière Light Therapy systems

- LTM Revenue: $8.7M
- LTM Gross Margin: 38.1%

LCA Vision

Leading provider of fixed-site laser vision correction services at the company's LasikPlus vision centers

- LTM Revenue: $91.8M
- LTM Gross Margin: 78.1%

Additional Information and Where to Find It

PhotoMedex, LCA-Vision and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of LCA-Vision stockholders to be held to approve the transactions described herein. In connection with the proposed acquisition, LCA-Vision will file with the Securities and Exchange Commission a Proxy Statement. The stockholders of LCA-Vision are advised to read, when available, the Proxy Statement and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meetings because these documents will contain important information. The proxy statement will be mailed to stockholders of LCA-Vision as of the record date to be established for voting on the acquisition. The preliminary proxy statement and definitive proxy statement, once available, can be obtained, without charge, at the Securities and Exchange Commission's website at www.sec.gov. In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, Ohio 45236, Attn: Corporate Secretary, or (513)792-9292.

NASDAQ:PHMD
PhotoMedex
www.photomedex.com

Acquisition. LCA-Vision.
February 14, 2014